EXHIBIT 10.17
CONFIDENTIAL TREATMENT REQUESTED

TECHNOLOGY TRANSFER SERVICES AND TECHNOLOGY LICENSE AGREEMENT

     This Technology Transfer Services and Technology License Agreement (“Agreement”) is made and entered into as of March 25, 2004 (“Effective Date”), by and between Transmeta Corporation, a Delaware corporation having its principal place of business at 3990 Freedom Circle, Santa Clara, CA 95054, U.S.A. (“Transmeta”) and NEC Electronics Corporation, a Japanese corporation having its principal place of business at 1753, Shimonumabe, Nakahara-ku, Kawasaki, Kanagawa 211-8668, Japan (“NECEL”).

RECITALS

     A. Transmeta develops and sells software-based microprocessors and related hardware and software technologies.

     B. Transmeta has developed certain proprietary power management and related technologies, including Transmeta Technology (as defined below).

     C. NECEL desires that Transmeta grant NECEL a license under Transmeta’s Intellectual Property Rights (as defined below) in and to the Transmeta Technology, and Transmeta is willing to grant NECEL such a license, subject to and in accordance with the terms and conditions of this Agreement, for NECEL to use the Transmeta Technology only with its * * * CMOS technology generations, and any intermediate (i.e., internode) generations thereof.

     D. NECEL desires that Transmeta provide NECEL with certain technology transfer and technical support services related to the Transmeta Technology and Transmeta is willing to provide NECEL with such services, subject to and in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	DEFINITIONS

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

NECEL / Transmeta Agreement	1	March 25, 2004

1.1	“Have Manufactured” means for NECEL (or a sublicensed NECEL Subsidiary (as defined below)) to contract with a third party or parties to perform manufacturing functions for and on behalf of NECEL (or the sublicensed NECEL Subsidiary).

1.2	“Intellectual Property Rights” means patent rights (including patent applications and disclosures), mask work rights, copyrights, rights in trade secrets and know-how, and any other intellectual property rights recognized in any country or jurisdiction in the world, exclusive of rights in and to trademarks, trade names, logos, service marks, other designations of source and design patents and design patent applications.

1.3	“LongRun2 Products” means CMOS integrated circuit semiconductor devices that are based on, manufactured utilizing, embody, implement, incorporate or practice the Transmeta Technology, in whole or in part.

1.4	“NECEL Improvements” means any improvements, modifications, enhancements, extensions to, or derivative works based upon the Transmeta Technology, in whole or in part, developed by or for NECEL or an NECEL Subsidiary.

1.5	“Subsidiary” means any entity that a party controls. For purpose of this definition, “controls” means having: (i) ownership of more than fifty percent (50%) of the equity securities entitled to vote for the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority); or (ii) the right to vote for or appoint a majority of the board of directors or other governing body of such entity. Any entity will be deemed to be a “Subsidiary” only so long as such control exists. Subsidiary(ies) of NECEL will be referred to as “NECEL Subsidiary(ies)” and those of Transmeta will be referred to as “Transmeta Subsidiary(ies)”.

1.6	“Patent” means any patent or patent application, worldwide, owned or controlled by a party at any time during the term of this Agreement, except for design patents and design patent applications.

1.7	“Transmeta Technology” means certain proprietary power management and related technologies, including technologies referenced as “LongRun2”, which are a collection of technical approaches which can be used to improve the characteristics of CMOS chips with respect to total chip power, active power, leakage power, performance, die size, yield and/or production costs and are a superset of, and therefore include, technologies referenced as “LongRun”, all as described in Exhibit A attached hereto, and including any improvements, modifications, enhancements, extensions thereto or derivative works based

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

NECEL / Transmeta Agreement	2	March 25, 2004

thereon, in whole or in part, developed by or for Transmeta or Transmeta Subsidiaries, that Transmeta provides to NECEL pursuant to the terms of this Agreement.

1.8	“Transmeta Technology Deliverables” means those items of Transmeta Technology specified in Exhibit B, attached hereto, that Transmeta will deliver to NECEL in accordance with the terms of this Agreement.

1.9	“Transmeta Documents” means the documents included in the Transmeta Technology Deliverables specified in Exhibit B, attached hereto, that Transmeta will deliver to NECEL in accordance with the terms of this Agreement.

2.	LICENSES, LICENSE ROYALTIES AND NON-ASSERTION RIGHTS

2.1	License Grant. Subject to NECEL’s compliance with all of the terms and conditions of this Agreement (including, without limitation, timely payment of all applicable fees, royalties and any other amounts payable hereunder), Transmeta hereby grants to NECEL a worldwide, nonexclusive, nontransferable (except as specified in Section 12.1), non-sublicensable (except as specified in Section 2.2) and royalty-bearing license under all of Transmeta’s Intellectual Property Rights in and to Transmeta Technology to:

(a)	use (and have used), reproduce (and have reproduced), modify (and have modified), extend (and have extended), improve (and have improved) and create derivative works (and have created derivative works) based upon the Transmeta Technology solely for the purpose of designing and developing LongRun2 Products for * * * CMOS semiconductor technology generations (and any intermediate (i.e. internode) generations thereof) (“Licensed LongRun2 Products”);

(b)	manufacture (and Have Manufactured), use (and have used), offer for sale, sell and import Licensed LongRun2 Products; and

(c)	use (and have used), reproduce (and have reproduced), modify (and have modified), translate (and have translated), summarize (and have summarized), and distribute (and have distributed) the Transmeta Documents, provided that NECEL will comply with the confidentiality obligations hereunder to the extent Transmeta Confidential Information (as defined below) is included.

2.2	NECEL Subsidiaries. NECEL has the right to sublicense any (or all) of the license rights granted in Section 2.1 to any NECEL Subsidiary. NECEL,

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

NECEL / Transmeta Agreement	3	March 25, 2004

however, hereby guarantees the compliance by each and every such NECEL Subsidiary with the terms and conditions of this Agreement, and NECEL and such NECEL Subsidiaries shall be jointly and severally liable for any breach thereof by any such NECEL Subsidiary.

2.3	License Restrictions.

(a)	Restrictions on Have Manufactured Rights. NECEL acknowledges that any exercise of its “Have Manufactured” rights under Section 2.1 is expressly contingent upon NECEL’s entering into a written agreement with its contract manufacturer(s) containing provisions that protect Transmeta’s Intellectual Property Rights in and to the Transmeta Technology, Transmeta Technology Deliverables and Transmeta’s Confidential Information to at least the same extent as the terms and conditions of this Agreement; and which grants Transmeta full rights, as a third party beneficiary, to enforce all restrictions in such written agreements on the use and disclosure of the Transmeta Intellectual Property Rights, Transmeta Technology, Transmeta Technology Deliverables and Transmeta’s Confidential Information. At Transmeta’s reasonable request, NECEL will furnish Transmeta with a copy of the applicable portion (which relates to the protection of Transmeta’s Intellectual Property Rights and Confidential Information) of each such written agreement. The foregoing shall not apply to those contract manufacturers (i) which only perform the assembly or testing processes and/or (ii) to which NECEL will not disclose any Transmeta Technology, Transmeta Technology Deliverables and Transmeta’s Confidential Information.

(b)	Specific Restrictions. Without limiting any restrictions or other limitations specified in Section 2.3(a) above, NECEL further acknowledges that, in no event, will an NECEL contract manufacturer be permitted to manufacture, use, offer to sale, sell, import or otherwise distribute any LongRun2 Product for or on behalf of any party other than NECEL or an NECEL Subsidiary, as applicable.

(c)	Limited Rights. NECEL’s rights in the Transmeta Technology, Transmeta Technology Deliverables and Transmeta’s Confidential Information will be limited to those expressly granted in this Agreement. Transmeta reserves all rights in and to the Transmeta Technology, Transmeta Technology Deliverables and Transmeta’s Confidential Information not expressly granted to NECEL

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

NECEL / Transmeta Agreement	4	March 25, 2004

hereunder. For the avoidance of doubt, NECEL acknowledges and agrees that it may not use (or have used), reproduce (or have reproduced), modify (or have modified), extend, improve, create derivative works based upon the Transmeta Technology, Transmeta Technology Deliverables, or Transmeta Confidential Information, or manufacture (or Have Manufactured), offer for sale, sell or import the Licensed LongRun2 Product, except as expressly authorized in this Agreement.

2.4	Royalties. For each Licensed LongRun2 Product sold or Otherwise Disposed of (as defined in Exhibit E) by or for NECEL or NECEL Subsidiaries, NECEL will pay Transmeta the non-refundable royalties calculated in accordance with the applicable royalty schedule set forth in Exhibit E. Royalties shall accrue upon the shipment of each Licensed LongRun2 Product. Within * * * after (i) the end of each calendar quarter during the term of this Agreement in which the royalty accrues and (ii) the termination of this Agreement, NECEL shall submit to Transmeta the payment of royalties due as shown in the Royalty Report (as defined below). No royalty shall accrue for any Licensed LongRun2 Products shipped as a replacement for any defective Licensed LongRun2 Products or shipped by NECEL and/or NECEL Subsidiaries for sample shipments without any charge to their customers. Royalties already paid for any Licensed LongRun2 Products shipped but returned will be credited against future royalties to be paid by NECEL to Transmeta.

2.5	Most Favored Pricing. If, subsequent to the Effective Date of this Agreement, Transmeta enters into a similar license agreement for the Transmeta Technology with an unrelated third party similarly situated to NECEL, and such agreement provides for royalty terms more favorable than the corresponding terms specified in this Agreement, then, at NECEL’s option, this Agreement will be amended to incorporate such more favorable terms, which terms shall come into effect as of the effective date of such more favorable third party agreement, and if necessary, the parties shall make the appropriate royalty adjustments, which will be applicable to all Licensed LongRun2 Products shipping after the date of such amendment.

2.6	Non-Assertion of Patent Rights in NECEL Improvements. NECEL, on behalf of itself and all NECEL Subsidiaries, hereby covenants not to sue for infringement of or otherwise assert rights in any of its Patents in or to NECEL Improvements against:

(a)	Transmeta and Transmeta Subsidiaries;

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

NECEL / Transmeta Agreement	5	March 25, 2004

(b)	distributors and customers (including but not limited to end-user customers) of Transmeta and Transmeta Subsidiaries (hereinafter collectively “Protected Parties”); on the grounds that such Protected Parties are using, selling, offering for sale, importing, exporting, or otherwise distributing LongRun2 Products manufactured by, for, on behalf of or at the request of Transmeta or Transmeta Subsidiaries; and

(c)	contract semiconductor device manufacturers of Transmeta and Transmeta Subsidiaries (“Fabs”), on the grounds that such Fabs are manufacturing LongRun2 Products for, on behalf of or at the request of Transmeta or Transmeta Subsidiaries.

For the avoidance of doubt, in no event shall this obligation be construed to restrict NECEL’s right to assert rights in any of its Patents in or to NECEL Improvements against such Protected Parties concerning such Protected Parties’ use, sale, offering of sale, import, export or distribution of any product other than the LongRun2 Products, nor shall this obligation be construed to restrict NECEL’s right to assert rights in any of its Patents in or to NECEL Improvements against any Fab concerning its manufacture of any product other than LongRun2 Products or such Fab’s manufacture of LongRun2 Products not for, on behalf or at the request of Transmeta or Transmeta Subsidiaries.

2.7	Release. Notwithstanding Section 2.6 above, if Protected Parties or Fabs first sue or make a written allegation against NECEL and/or NECEL Subsidiaries for patent infringement which relates to NECEL Improvements, then NECEL’s or NECEL Subsidiaries’ covenants not to sue set forth in Section 2.6 above shall not apply to such party which sues or makes a written allegation.

2.8	Additional Patent Licensing. At Transmeta’s request, at any time during the term of this Agreement, NECEL will negotiate in good faith the granting of a license under any NECEL Patent related to Transmeta’s LongRun2 Products. The terms of such license, including any applicable royalty, will be on a reasonable and non-discriminatory basis, and if agreed upon, will be documented in a separate agreement.

3.	TECHNOLOGY TRANSFER SERVICES AND FEES THEREFOR

3.1	Transmeta Obligations: Subject to NECEL’s payment of the technology transfer services fee in accordance with Section 3.5 below, Transmeta will provide NECEL with the following services for technology transfer:

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

NECEL / Transmeta Agreement	6	March 25, 2004

(a)	Transmeta Technology Deliverables and Training. During the * * * period following the Effective Date (the “Technology Transfer Services Period”), Transmeta will deliver to NECEL: (i) the Transmeta Technology Deliverables as set forth in Exhibit B as soon as reasonably practical after such deliverables become available, but in no event later than * * *; and (ii) certain technology training as set forth in Exhibit B in accordance with the terms specified therein (“Technology Transfer Training””). Unless otherwise agreed in writing between the parties, Transmeta will have no obligation to provide additional deliverables or training of any kind after the expiration of the Technology Transfer Services Period

(b)	Technical Support Services. During the Technology Transfer Services Period, Transmeta will provide to NECEL certain technical support services, as specified in Exhibit C (“Technical Support Services”).

(c)	Maintenance Services. During the Technology Transfer Services Period, Transmeta will provide or make available to NECEL the maintenance services as specified in Exhibit C (“Maintenance Services”).

3.2	Additional Maintenance Services. Upon the expiration of the Technology Transfer Services Period, NECEL may, at its option, request Transmeta to continue providing Maintenance Services, at a reasonable separate fee. The terms and conditions for such additional Maintenance Services shall be discussed in good faith and, if agreed upon, will be documented in a separate agreement. Notwithstanding anything else set forth herein, unless otherwise agreed in writing between the parties, Transmeta’s obligation to provide Technology Transfer Training and/or Technical Support Services shall not extend beyond the expiration of the Technology Transfer Services Period, even in the event that NECEL has not by that time fully utilized all Technical Support Services described in Exhibit C, has not succeeded in “bringing up” a LongRun2 Product production process, or has not successfully manufactured a LongRun2 Product.

3.3	Provision of Transmeta Technology “AS IS”. The Transmeta Technology, Transmeta Technology Deliverables, Technology Transfer Training, Technical Support Services and Maintenance Services are provided “AS IS”.

3.4	Acknowledgement of Confidential Information. NECEL acknowledges that the Transmeta Technology, Transmeta Technology Deliverables, Technology

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

NECEL / Transmeta Agreement	7	March 25, 2004

Transfer Training, Technical Support Services and Maintenance Services contain and will disclose to NECEL certain highly valuable trade secrets of Transmeta.

3.5	Technology Transfer Services Fee. In consideration of Transmeta’s delivery of the Transmeta Technology Deliverables and Technology Transfer Training pursuant to Section 3.1(a) during the Technology Transfer Services Period, NECEL will pay Transmeta a one-time technology transfer fee of * * * in accordance with the payment schedule set forth in Exhibit D. The technology transfer fee payable by NECEL hereunder is non-refundable, non-recoupable, and is not creditable against the royalties which may become payable by NECEL under Section 2.4. This payment is in no way dependent upon NECEL successfully manufacturing a LongRun2 Product or “bringing up” a LongRun2 Product production process.

3.6	Technical Support Services and Maintenance Services Fee. In consideration of Transmeta’s providing Technical Support Services pursuant to Section 3.1(b) and Maintenance Services pursuant to Section 3.1(c) during the Technology Transfer Services Period, NECEL will pay Transmeta a fee of * * * in accordance with the payment schedule set forth in Exhibit D. The fee for Technical Support Services and Maintenance Services payable by NECEL hereunder is non-refundable, non-recoupable, and is not creditable against the royalties which may become payable by NECEL under Section 2.4. This payment is in no way dependent upon NECEL successfully manufacturing a LongRun2 Product or “bringing up” a LongRun2 Product production process.

3.7	Reservation of Rights. Nothing in this Section 3 will be deemed to limit NECEL’s right to seek damages in connection with a termination of this Agreement by NECEL pursuant to Section 6.2.

4.	PAYMENT, INTEREST AND TAXES

4.1	Payment Method. All payments shall be made in U.S. dollars at the telegraphic transfer selling (TTS) exchange rate of the bank of NECEL’s choice by wire transfer to the bank account to be separately designated in writing by Transmeta.

4.2	Interest and Other Payment Terms. Any payments made after the applicable due date will incur interest at the rate of * * *. All amounts specified in this Agreement will be paid in U.S. dollars and will not be subject to setoff against any amounts of claims that Transmeta owes to NECEL under this Agreement or under any other agreement.

4.3	Taxes. NECEL will pay any and all national, state, prefecture, city, local and other excise, sales, use, value-added and other taxes and duties imposed by any

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

NECEL / Transmeta Agreement	8	March 25, 2004

and all applicable laws and regulations in respect of the payments made under this Agreement or otherwise arising out of this Agreement, other than taxes based upon Transmeta’s net income. If it is required under applicable law, NECEL may pay, on Transmeta’s behalf, any withholding taxes that are required to be paid under applicable law. In this event, NECEL will furnish Transmeta with written documentation of such payments, including but not limited to receipts, of any and all such taxes paid by NECEL.

5.	RECORDS AND AUDIT REQUIREMENTS

5.1	Records. For at least * * * after the completion of each calendar quarter, NECEL will maintain complete and accurate books, records and accounts as are reasonably necessary to verify the royalty payments made by NECEL hereunder.

5.2	Reports. Within * * * after (i) the end of each calendar quarter during the term of this Agreement; and (ii) the termination of this Agreement, NECEL will furnish to Transmeta a written report specifying the royalties owed for the relevant period (“Royalty Report”). If no royalties are due, that fact will be shown on such Royalty Report. The content, form and format of such Royalty Reports will be as mutually agreed to by the parties, but will include, at a minimum, the quantity and average sales price of each royalty-bearing Licensed LongRun2 Product type upon which a royalty fee is due and whether royalty schedule (a) or (b) of Exhibit E was used to determine the royalty payment due.

5.3	Audit. During the term of this Agreement and for a period of * * * thereafter, upon at least * * * prior written notice to NECEL, Transmeta will have the right, at its own cost and expense, to authorize a certified public accounting firm, with NECEL’s prior consent which will not be unreasonably withheld or delayed, to audit NECEL’s books, records, and accounts, and other relevant information for the purpose of verifying the accuracy of the amount of royalties reported by NECEL in Royalty Reports pursuant to Section 5.2, provided that such audit shall be conducted during the normal business hours of NECEL and no more frequently than once a year. If the accounting firm concludes that additional amounts were owed during the audited period, NECEL will pay such additional amounts plus interest calculated in accordance with Section 4.2, within * * * of the date Transmeta delivers the accounting firm’s written report to NECEL. Transmeta will pay the fees and expenses charged by the accounting firm; provided however, if the audit discloses that the royalties payable by NECEL for the audited period are * * * of the amounts actually paid for such period, then NECEL will pay the reasonable fees and expenses charged by the accounting firm.

6.	TERM AND TERMINATION

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

NECEL / Transmeta Agreement	9	March 25, 2004

6.1	Term. This Agreement will begin on the Effective Date and will remain in force unless and until terminated in accordance with Section 6.2 or 6.3 below.

6.2	Termination. Either party may terminate this Agreement: (i) if the other party breaches any material term or condition of this Agreement that is curable and fails to cure such breach within * * * following receipt of written notice from the non-breaching party; or (ii) immediately upon written notice to the other party if such other party breaches any material term or condition of this Agreement that is not curable.

6.3	Termination for Convenience. After the expiration of the Technology Transfer Services Period, NECEL may terminate this Agreement for convenience by giving * * * prior written notice to Transmeta.

6.4	Effect of Termination. Upon the termination of this Agreement by either party for any reason: (i) except as otherwise expressly provided in this Agreement, all licenses and rights granted to NECEL hereunder will immediately terminate; (ii) NECEL shall promptly return to Transmeta or destroy all of Transmeta’s Confidential Information and all Transmeta Technology Deliverables in its possession or control, and provide Transmeta with an officer’s written certification, certifying to the return or destruction of all such Transmeta’s Confidential Information and Transmeta Technology Deliverables, provided that NECEL (and sublicensed NECEL Subsidiaries) may retain a reasonable number of copies thereof necessary for the provision of maintenance services to its then existing customers to which NECEL and/or NECEL Subsidiaries had already sold or otherwise distributed the Licensed LongRun2 Products; and (iii) Transmeta shall promptly return to NECEL or destroy all of NECEL’s Confidential Information that Transmeta may have obtained through the course of this Agreement, and provide NECEL with an officer’s written certification, certifying to the return or destruction of all such Confidential Information.

6.5	Survival. NECEL’s obligation to pay any accrued unpaid amounts due to Transmeta will survive termination of this Agreement for any reason. The rights and obligations of the parties under Sections 1, 2.3, 3.3, 3.4, 3.7, 4, 5, 6.4, 6.5, 7, 8, 9, 10, 11 and 12 of this Agreement also will survive the termination of this Agreement for any reason. The license rights granted by Transmeta under Sections 2.1 and 2.2 and the covenants not to sue granted by NECEL under Section 2.6 (along with the release thereof set forth in Section 2.7) will survive termination of this Agreement for any reason with respect to any and all products sold and invoiced prior to the effective date of termination. In addition, and without limiting the foregoing, in the event Transmeta terminates this Agreement pursuant to Section 6.2 for NECEL’s breach, the covenants not to sue granted by NECEL under Section 2.6 (along with the release thereof set forth in Section 2.7)

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

NECEL / Transmeta Agreement	10	March 25, 2004

shall survive and shall continue to apply to products made and processes used before, on and after the effective date of termination.

7.	CONFIDENTIALITY

7.1	Confidential Information. “Confidential Information” means: any business or technical information that a party hereto desires to protect against unauthorized use or disclosure and is identified and/or marked by the disclosing party as Confidential Information at the time of disclosure, including but not limited to any information relating to business processes, operations, product plans, designs, costs, product prices and names, finances, marketing plans, business opportunities, personnel, research, development or know-how; and the terms and conditions of this Agreement. In addition, for the purpose of this Agreement (i) the Transmeta Technology and Transmeta Technology Deliverables and (ii) information disclosed by Transmeta in connection with providing Technology Transfer Training pursuant to Section 3.1(a) and Technical Support Services pursuant to Section 3.1(b) shall be deemed Transmeta’s Confidential Information unless and until such information falls into any of the exceptions as provided in Section 7.3 below.

7.2	Use and Disclosure Restrictions. Neither party will use the other party’s Confidential Information except for the purposes of exercising its rights and fulfilling its obligations hereunder, and will not disclose such Confidential Information to any third party except to its employees and consultants as is reasonably required in connection with the exercise of its rights and the fulfillment of its obligations under this Agreement (and, in case of any consultants, only subject to binding use and disclosure restrictions at least as protective as those set forth herein to be executed in writing by such consultants). In addition, NECEL may disclose Transmeta’s Confidential Information to any (i) NECEL Subsidiary to which NECEL grants a sublicense pursuant to Section 2.2 hereof and (ii) to any third party manufacturer of NECEL or such a sublicensed NECEL Subsidiary for the purpose of exercising its rights under Section 2.1(b). Each party will use all reasonable efforts to protect and to maintain the confidentiality of all of the other party’s Confidential Information in its possession or control by using the efforts that such party ordinarily uses with respect to its own proprietary information of similar nature and importance, but in no event less than reasonable efforts. The foregoing obligations will not restrict either party from disclosing the terms of this Agreement: (i) pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided that the party required to make such a disclosure gives reasonable notice to the other party, to the extent reasonably practicable, so that the other party may contest such an order or requirement; (ii) on a confidential basis to its legal or professional financial advisors; (iii) as required under applicable securities regulations; and

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

NECEL / Transmeta Agreement	11	March 25, 2004

(iv) subject to execution of reasonable and customary written confidentiality agreements consistent with the restrictions set forth herein, to present or future providers of capital and/or potential investors in or acquirers of such party or its assets associated with the subject matter of this Agreement.

7.3	Exclusions. The obligations set forth in Section 7.2 will not apply to any information that: (i) is or becomes generally known to the public through no fault or breach of this Agreement by the receiving party; (ii) the receiving party can document was rightfully known to the receiving party at the time of disclosure without an obligation of confidentiality; (iii) the receiving party can document was independently developed by the receiving party without use of the disclosing party’s Confidential Information; or (iv) the receiving party rightfully obtains from a third party without restriction on use or disclosure.

8.	OWNERSHIP

8.1	Transmeta Ownership. NECEL acknowledges and agrees that, as between Transmeta and NECEL, Transmeta owns all right, title, and interest in and to the Transmeta Technology Deliverables, Transmeta Technology and Transmeta’s Confidential Information, including all Intellectual Property Rights therein, subject to the license rights granted therein.

8.2	NECEL Ownership. Transmeta acknowledges and agrees that, as between NECEL and Transmeta, NECEL owns all right, title, and interest in and to the NECEL Improvements and NECEL’s Confidential Information, including all Intellectual Property Rights therein, subject to the obligation not to assert certain Patent rights as set forth herein.

8.3	Proprietary Notices. NECEL will not delete or in any manner alter the patent, copyright, trademark, and other proprietary rights notices of Transmeta (and its suppliers, if any) appearing on the Transmeta Technology and/or Transmeta Technology Deliverables, as provided or otherwise made available by Transmeta hereunder. NECEL shall reproduce such notices on all copies it makes of the Transmeta Technology and Transmeta Technology Deliverables, as permitted hereunder.

9.	REPRESENTATIONS AND WARRANTIES

9.1	Warranty of Authority. Each party represents and warrants to the other party that it has the necessary corporate power, right and authority to enter into this Agreement, to carry out its obligations under this Agreement, and to grant the rights herein granted.

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

NECEL / Transmeta Agreement	12	March 25, 2004

9.2	Warranty Disclaimer. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TRANSMETA SPECIFICALLY AND EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, QUALITY, OR NON-INFRINGEMENT, EVEN IF TRANSMETA HAS BEEN MADE AWARE OF ANY PARTICULAR NECEL REQUIREMENTS.

10.	INFRINGEMENT INDEMNITY

10.1	Transmeta Obligations. Subject to Sections 10.2, 10.3, and 10.5, Transmeta will, at its expense: (i) defend any third-party action or proceeding brought against NECEL (or an NECEL Subsidiary) to the extent that it is based upon a claim that the Transmeta Technology and/or Transmeta Technology Deliverables, as provided by Transmeta to NECEL under this Agreement, infringes or misappropriates any Intellectual Property Rights of any third party and (ii) settle such claim and pay any costs, damages and reasonable attorneys’ fees attributable to such claim incurred by NECEL and/or NECEL Subsidiaries in relation to this claim or that are payable in a settlement approved in advance and in writing, by Transmeta, provided, however, that Transmeta shall not enter into any settlement that adversely affects NECEL’s rights, or imposes any obligations upon NECEL, without NECEL’s prior written consent.

10.2	NECEL Obligations. Subject to Sections 10.1 and 10.3, NECEL will, at its expense: (i) defend any third-party action or proceeding brought against Transmeta to the extent that it is based on a claim arising out of or resulting from NECEL’s or any NECEL Subsidiary’s manufacturing, use, offer for sale, sale, licensing, duplication, distribution, marketing, export and/or import of any LongRun2 Product, except to the extent based upon a claim covered by Section 10.1; and (ii) settle such claim and pay any costs, damages and reasonable attorneys’ fees attributable to such claim incurred by Transmeta in relation to this claim or that are payable in settlement approved in advance and in writing, by NECEL, provided, however, that NECEL shall not enter into any settlement that adversely affects Transmeta’s rights, or imposes any obligations upon Transmeta, without Transmeta’s prior written consent.

10.3	Conditions to Defense Obligations. For the purposes hereof, the “Defending Party” means the party requested to defend the other party under Section 10.1 or 10.2, as the case may be, and the “Defended Party” means the party making such a request. The Defending Party will have no obligations to the Defended Party under this Section 10 unless the Defended Party: (i) provides the Defending Party with prompt written notice of the claim; (ii) provides the Defending Party with all

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

NECEL / Transmeta Agreement	13	March 25, 2004

reasonable information and assistance, at the Defending Party’s expense, to defend or settle the claim; and (iii) (subject to the provisos as set forth in Sections 10.1 (ii) and 10.2 (ii),) grants the Defending Party authority and sole control of the defense and settlement of the claim. The Defended Party reserves the right to retain counsel, at the Defended Party’s expense, to participate in the defense and settlement of any such claim.

10.4	Injunctions. If NECEL’s use of the Transmeta Technology and/or Transmeta Technology Deliverables is, or in Transmeta’s opinion is likely to be, enjoined due to the type of claim specified in Section 10.1 above, then Transmeta will, at its sole option and expense: (i) procure for NECEL the right to continue using the Transmeta Technology and/or Transmeta Technology Deliverables under the terms of this Agreement; and/or (ii) replace or modify the Transmeta Technology and/or Transmeta Technology Deliverables to make it non-infringing but substantially equivalent in function; or (iii) if options (i) and (ii) above cannot be accomplished despite Transmeta’s best efforts, then Transmeta and NECEL will work together to determine an alternative solution.

10.5	Exclusions. Notwithstanding the terms of Section 10.1, Transmeta will have no liability for any infringement or misappropriation claim of any kind to the extent it results from: (i) modifications to the Transmeta Technology or Transmeta Technology Deliverables not made by Transmeta or a party authorized in writing by Transmeta, if a claim would not have occurred but for such modifications; (ii) the combination, operation or use of the Transmeta Technology or Transmeta Technology Deliverables with any data, software, products or devices not provided by Transmeta or in connection with processes not provided by Transmeta, if a claim would not have occurred but for such combination, operation or use; (iii) NECEL’s failure to use updated or modified versions of the Transmeta Technology or Transmeta Technology Deliverables provided by Transmeta to avoid a claim; or (iv) use of the Transmeta Technology or Transmeta Technology Deliverables by or on behalf of NECEL or any NECEL Subsidiary other than in accordance with this Agreement.

10.6	Sole Remedy. THE PROVISIONS OF THIS SECTION 10 SET FORTH TRANSMETA’S SOLE AND EXCLUSIVE OBLIGATIONS, AND NECEL’S SOLE AND EXCLUSIVE REMEDIES, WITH RESPECT TO ANY INTELLECTUAL PROPERTY INFRINGEMENT OR MISAPPROPRIATION CLAIMS OF ANY KIND RELATED TO THE TRANSMETA TECHNOLOGY, TRANSMETA TECHNOLOGY DELIVERABLES, LONGRUN2 PRODUCTS, AND ANY TECHNOLOGY TRANSFER TRAINING, TECHNICAL SUPPORT SERVICES AND MAINTENANCE SERVICES PROVIDED BY OR FOR TRANSMETA UNDER THIS AGREEMENT.

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

NECEL / Transmeta Agreement	14	March 25, 2004

11.	LIMITATION OF LIABILITY

11.1	Exclusion of Damages. NEITHER PARTY WILL BE LIABLE FOR ANY INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF USE, DATA, BUSINESS, PROFITS, OR GOODWILL) IN CONNECTION WITH, ARISING OUT OF, OR RELATING TO THIS AGREEMENT OR THE USE OF THE TRANSMETA TECHNOLOGY, TRANSMETA TECHNOLOGY DELIVERABLES OR FROM TECHNOLOGY TRANSFER TRAINING, TECHNICAL SUPPORT SERVICES OR MAINTENANCE SERVICES PERFORMED BY TRANSMETA UNDER THIS AGREEMENT, WHETHER SUCH LIABILITY ARISES FROM ANY CLAIM BASED UPON CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE, AND WHETHER OR NOT A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. The foregoing limitation will not apply to or restrict in any manner: (a) either party’s liability arising from a breach of Section 7; (b) either party’s liability arising out of any infringement, misappropriation or violation by the other party’s Intellectual Property Rights; or (c) NECEL’s liability arising from a breach of Section 2.3.

11.2	Total Liability. TRANSMETA’S TOTAL LIABILITY TO NECEL IN CONNECTION WITH, ARISING OUT OF, OR RELATING TO THIS AGREEMENT, FROM ALL CAUSES OF ACTION AND THEORIES OF LIABILITY, WILL BE LIMITED TO AND WILL NOT EXCEED * * *.

11.3	Acknowledgment. NECEL acknowledges that Transmeta has entered into this Agreement in reliance on the above limitations of liability, and that the same constitute a basis of the bargain between the parties. The parties have agreed that the limitations specified above will survive any expiration or termination of this Agreement and will apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.

12.	GENERAL PROVISIONS

12.1	Assignment. (a) Neither party may assign or transfer this Agreement, in whole or in part, whether by operation of law or otherwise, without the other party’s express prior written consent, which consent will not be unreasonably delayed or withheld; provided that any such assignee or transferee shall agree in writing to be bound by the terms and conditions of this Agreement. Any attempt to assign or

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

NECEL / Transmeta Agreement	15	March 25, 2004

transfer this Agreement, without such consent, will be null and void and without effect. Notwithstanding the foregoing, subject to Section 12.1(b) below, either party may assign or transfer this Agreement, without the other party’s consent, to a third party that succeeds all or substantially all of its assets or related business (whether by sale, merger, operation of law or otherwise), and Transmeta may so assign this Agreement to an assignee or transferee of, or successor in interest to, Transmeta’s rights to license the Intellectual Property Rights in and to the Transmeta Technology; provided that any such assignee, transferee or successor in interest agrees in writing to be bound by the terms and conditions of this Agreement. Subject to the foregoing, the rights and obligations of the parties will be binding upon and inure to the benefit of the parties’ permitted successors and lawful transferees and assigns. NECEL agrees, represents and warrants on behalf of itself and all NECEL Subsidiaries that it will not transfer or assign any Patents in or to NECEL Improvements, except under terms and conditions that bind the transferee or assignee to the terms of Sections 2.6.

(b) Notwithstanding anything to the contrary in Section 12.1(a) above, the covenant not to sue set forth in Section 2.6 above shall terminate upon any transfer or assignment by Transmeta of this Agreement to a third party except where such third party is a Transmeta Subsidiary or a company which may be formed as a result of a spin-off of related business of Transmeta.

12.2	Independent Contractors. In performing their respective duties under this Agreement, each of the parties will be operating as an independent contractor. Nothing contained herein will in any way constitute any association, partnership, or joint venture between the parties hereto. Neither party will have the power to bind the other party or incur obligations on the other party’s behalf without the other party’s prior written consent.

12.3	Equitable Relief. Each party acknowledges and agrees that any breach of this Agreement with respect to the other party’s Intellectual Property Rights or Confidential Information may cause such other party to incur irreparable harm and significant injury that would be difficult to ascertain and would not be compensable by damages alone. Accordingly, each party acknowledges and agrees that, in addition to any and all remedies that the non-breaching party may have at law or otherwise with respect to such a breach, the non-breaching party will have the right to obtain specific performance, injunction or other appropriate equitable relief.

12.4	Notice. All notices required or permitted under this Agreement will be in writing and delivered by confirmed facsimile transmission, by courier or overnight delivery services, or by certified mail, and in each instance will be deemed given upon receipt. All communications will be sent to the addresses set forth below or

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

NECEL / Transmeta Agreement	16	March 25, 2004

to such other address as may be specified by either party to the other in accordance with this Section. Either party may change its address for notices under this Agreement by giving written notice to the other party by the means specified in this Section.

Transmeta:	NECEL:
David R. Ditzel	Seishi Yamasaki
* * *	* * *

With a copy to:	With a copy to:
John O’Hara Horsley	Hideaki Kageyama
* * *	* * *

and

Taizo Matsumori
* * *

12.5	Compliance with Law; Export Controls. Each party will comply with all laws and regulations applicable to such party’s performance of this Agreement. Without limiting the generality of the foregoing, each party will comply fully with all relevant export laws and regulations of the United States and Japan and all other countries having competent jurisdiction (“Export Laws”) to ensure that neither the Transmeta Technology, Transmeta Technology Deliverables nor any direct product thereof or technical data related thereto is: (i) exported or re-exported directly or indirectly in violation of Export Laws; or (ii) used for any purposes prohibited by the Export Laws, including, but not limited to, nuclear, chemical, or biological weapons proliferation.

12.6	Waiver. No failure by either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights, and no waiver of a breach in a particular situation will be held to be a waiver of any other or subsequent breach.

12.7	Severability. If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent possible, and the other provisions of this Agreement will remain in force.

12.8	Non-Exclusive Remedy. Except as otherwise set forth in this Agreement, the exercise by either party of any of its remedies under this Agreement will be without prejudice to its other remedies under this Agreement or otherwise.

12.9	Force Majeure. Neither party will be liable to the other party for any delay or failure in its performance of this Agreement to the extent that such delay or failure

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

NECEL / Transmeta Agreement	17	March 25, 2004

is due to causes beyond it’s reasonable control, including, but not limited to, acts of God, fires, explosions, labor disputes, war, terrorism, riots, inability to obtain energy or supplies, provided, that the non-performing party promptly furnishes notice to the other party and resumes performance as soon as practicable.

12.10	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California. The parties expressly disclaim the application of the U.N. Convention on Contracts for the International Sale of Goods.

12.11	Entire Agreement. This Agreement, including its exhibits, constitutes the complete and exclusive understanding and agreement between the parties relating to the subject matter hereof and supersedes all contemporaneous and prior understandings, agreements and communications (both written and oral) relating to its subject matter. No modifications, alterations or amendments will be effective unless in writing signed by duly authorized representatives of both parties.

12.12	Publicity. Except as required by applicable law, neither party will individually make or issue any press release or public statement related to this Agreement or any of the rights or obligations undertaken by either party hereunder unless agreed otherwise in writing by both parties prior to the issuance of any such press release or public statement, provided that if a party is required by applicable law to make or issue any press release or statement, such party shall immediately notify the other party and both parties shall discuss in good faith the contents and timing thereof.

12.13	Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

12.14	Negotiations. The parties will attempt to resolve all disputes, claims, or controversies arising under or related to this Agreement or its subject matter or any right or obligation created by this Agreement (“Dispute”) through good faith negotiations conducted by the representatives of the parties. The party asserting the Dispute will give prompt notice to the other party describing the Dispute in reasonable detail (“Dispute Notice”).

12.15	Arbitration. If the parties are unable to resolve a Dispute through good faith negotiations conducted in accordance with the provisions of Section 12.14 above, then, the Dispute will be resolved by binding arbitration conducted (i) in Santa Clara County, California by the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules then in effect if Transmeta is

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

NECEL / Transmeta Agreement	18	March 25, 2004

the defendant, and (ii) in Tokyo, Japan by the Japan Commercial Arbitration Association in accordance with its Commercial Arbitration Rules then in effect if NECEL is the defendant. The arbitration will be conducted in the English language. The number of arbitrators shall be three (3) and they shall be appointed in accordance with the applicable rules. The award rendered by the arbitrators will be final, binding and non-appealable. Judgment upon such award may be entered in any court of competent jurisdiction. All costs incurred in conducting the arbitration (other than fees of counsel) will be shared equally by the parties.

12.16	Reservation of Rights. Notwithstanding the foregoing provision of Section 12.15, each party reserves the right to seek injunctive or other equitable relief in a court of competent jurisdiction with respect to any Dispute related to the actual or threatened infringement, misappropriation or violation of a party’s Intellectual Property Rights or breach of Section 2 hereof.

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

NECEL / Transmeta Agreement	19	March 25, 2004

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly-authorized representatives as of the Effective Date.

TRANSMETA CORPORATION:		NEC ELECTRONICS CORPORATION:

By:	/s/	By:	/s/

Name:	Matthew R. Perry	Name:	Hirokazu Hashimoto

Title:	President and CEO	Title:	Executive Vice President

Date:	March 25, 2004	Date:	March 25, 2004

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

NECEL / Transmeta Agreement	20	March 25, 2004

EXHIBIT A

Transmeta Technology

Transmeta’s LongRun and LongRun2 technologies are a collection of technical approaches that can be used to improve the characteristics of CMOS chips with respect to total chip power, active power, leakage power, performance, die size, yield and production costs.

Certain portions of the LongRun technology were first incorporated in Transmeta’s Crusoe processor, introduced in January 2000, and relate primarily to mechanisms designed to provide the ability to dynamically change the voltage and MHz of a chip. * * * *

[* * *]

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

NECEL / Transmeta Agreement	21	March 25, 2004

EXHIBIT B

Transmeta Technology Deliverables

The following documents will be delivered substantially in the form described below, although the exact titles and contents may change. The specific titles and bulleted descriptions are meant to be indicative of the content of each document.

1.	Transmeta LongRun Power Management Overview

[* * *]

2.	Transmeta LongRun Code Morphing Software Examples

•	Examples and documentation of * * *

3.	Transmeta LongRun Product Engineering Documentation

[* * *]

4.	Transmeta LongRun Circuit Design Guide

[* * *]

5.	Transmeta LongRun2 Power Management Overview

[* * *]

6.	Transmeta LongRun2 * * * Design Guide

[* * *]

7.	Transmeta LongRun2 Circuit Design Guide

[* * *]

8.	Transmeta LongRun2 * * * methodology

[* * *]

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

NECEL / Transmeta Agreement	22	March 25, 2004

9.	Transmeta LongRun2 Transistor Optimization Guidelines

[* * *]

10.	Transmeta * * * Design Guide

[* * *]

11.	Transmeta’s Presentation Materials

•	Instructional text, PowerPoint slides and other presentation materials used in connection with the training classes.

•	Transmeta’s disclosure of Proprietary Information pursuant to that certain Mutual Non-Disclosure Agreement between Transmeta and NECEL * * *.

12.	Transmeta Technology Training

Transmeta will hold training classes for NECEL on Transmeta’s premises as soon as can be mutually agreed between the parties, but in no case later than * * *. Training classes will cover each of the topic areas listed above. Training classes will take no more than * * *.

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

NECEL / Transmeta Agreement	23	March 25, 2004

EXHIBIT C

Technical Support and Maintenance Services

1.	Provision of Technical Support Services.

     Subject to NECEL’s payment of the fee for Technical Support Services in accordance with Section 3.6 of this Agreement, during the Technology Transfer Services Period, Transmeta will make available to NECEL the types and levels of Technical Support Services as specified in the following table.

Approximate
Support Services	Resources (* * *)[1]	Months[2]
* * *	* * *	* * *
* * *	* * *	* * *
* * *	* * *	* * *
* * *	* * *	* * *

Notes to Technical Support Services Table:

1.	[* * *].

2.	[* * *].

2.	Maintenance Services

     Subject to NECEL’s payment of the fee for Maintenance Services in accordance with Section 3.6 of this Agreement, during the Technology Transfer Services Period, Transmeta will make available to NECEL the types and levels of Maintenance Services as specified below.

(1)	Technical services to (a) evaluate, modify or correct any errors reported by NECEL to Transmeta, and (b) correct or update documentation and/or tangible material, provide bug fixes, or otherwise maintain the Transmeta Technology, not to exceed * * *.

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

NECEL / Transmeta Agreement	24	March 25, 2004

EXHIBIT D

Service Fees

Technology Transfer Services Fee. Pursuant to Section 3.5, NECEL will pay Transmeta a one-time technology transfer services fee of * * *, as follows:

Installment	Due and Payable Date

* * *	* * *

* * *	* * *

* * *	* * *

Fee for Technical Support Services and Maintenance Services. Pursuant to Section 3.6, NECEL will pay Transmeta a fee for Technical Support Services and Maintenance Service of a total of * * * for services during the Technology Transfer Services Period, as follows:

Installment	Due and Payable Date

* * *	* * *

* * *	* * *

* * *	* * *

* * *	* * *

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

NECEL / Transmeta Agreement	25	March 25, 2004

EXHIBIT E

Royalties

     Royalty Schedules

     (a) Royalty on NECEL-Branded Products. For any Licensed LongRun2 Product sold or Otherwise Disposed Of (defined below) by NECEL or an NECEL Subsidiary as finished goods in assembled form under an NECEL or NECEL Subsidiary brand, NECEL will pay royalties calculated in accordance with the royalty schedule set forth below:

Cumulative NECEL-Branded Products	Royalty [* * *][1]
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *

     Notes to Royalty Schedule

     1. Royalties will be calculated in accordance with the following:

     [* * *]

     (b) Royalty on NECEL Foundry/COT or other products. For any Licensed LongRun2 Product sold by NECEL on a Foundry/COT basis (except the Licensed LongRun2 Products which apply to Royalty Schedule (a) above), or sold or provided by NECEL to a third party on any basis that does not otherwise correspond to any of the transaction descriptions set forth in subsection(a) above, NECEL will pay royalties calculated in accordance with the royalty schedule set forth below.

Royalty for 12” or
Cumulative wafers[2]	Royalty for 8” wafers	other size wafers
* * *	* * *	* * *
* * *	* * *	* * *
* * *	* * *	* * *
* * *	* * *	* * *
* * *	* * *	* * *
* * *	* * *	* * *

     Note to Royalty Schedule

2.	[* * *].

3.	[* * *].

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

NECEL / Transmeta Agreement	26	March 25, 2004